Exhibit 10.33

AMENDMENT NO. 1 TO OFFICE LEASE

This AMENDMENT NO. 1 TO OFFICE LEASE (this “Amendment”) is dated as of this 20th day of October, 2000 by and between MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership (“Landlord”), and COMMERCE ONE, INC., a Delaware corporation (successor-in-interest to Commercebid.com) (“Tenant”).

RECITALS

A.            Landlord and Commercebid.com entered into that certain Office Lease dated August 30, 1999 (the “Lease”) for premises consisting of approximately 10,029 rentable square feet (the “Original Premises”) with a street address of 2901 Tasman Drive, Suite 211, Santa Clara, California, and more particularly described in the Lease;

B.            On November 12, 1999, Tenant succeeded to the interest of Commercebid.com as tenant under the Lease.

C.            Landlord has agreed to (i) lease to Tenant certain additional suites in the Building and (ii) to grant to Tenant options to lease certain additional suites in the Building.  Tenant has agreed to lease certain premises in the Building should Landlord make such premises available within the time periods described in this Amendment.

D.            Landlord and Tenant desire to amend the Lease on the terms and conditions set forth herein.  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Additional Definitions.  The following paragraphs shall be added to the end of Article 1 of the Lease:

1.1          The term “Additional Suite” shall mean any suite constituting a portion of the Expansion Premises (defined below).

1.2          The term “Expansion Premises” shall mean Suites 101, 106, 107, and 212 of the Building, which respectively are comprised of approximately 7,831, 4,547, 5,606 and 8,588 square feet.

1.3          The term “First Option Space” shall mean Suite 205 of the Building, which is comprised of approximately 8,280 rentable square feet.

1.4          The term “Second Option Space” shall mean Suite 201 of the Building, which is comprised of approximately 6,191 rentable square feet.

1.5          The term “Must Take Space” shall mean Suite 220 of the Building, which is comprised of approximately 2,226 rentable square feet.

2.             Premises.  Each Additional Suite, the First Option Space, the Second Option Space and the Must-Take Space shall be delivered by Landlord to Tenant in accordance with the provisions in Sections 7, 8, 9 and 10 below, and once so delivered shall be deemed part of the Premises for all purposes under the Lease.

3.             Base Year.  Base Year, as set forth in the Basic Lease Information, is deleted and replaced with the following:  “Base Year for the Expansion Premises, First Option Space, Second Option Space and the Must-Take Space shall be calendar year 2001.  Base Year for the Original Premises shall be calendar year 1999 until October 1, 2004, when Base Year for the Original Premises for the remainder of the Lease Term shall be calendar year 2001.”

4.             Lease Term Expiration Date.  The Term Expiration Date, as set forth in the Basic Lease Information, is deleted and replaced with the following: “February 28, 2006.”

5.             Security Deposit.  The Security Deposit set forth in the Basic Lease Information (“Original Security Deposit”) is hereby increased to $125,000 (“New Security Deposit”).  The difference between the Original Security Deposit and the New Security Deposit (consisting of $37,747.70) shall be delivered to Landlord within five (5) business days after full execution of this Lease.  In addition, Section 5 of the Lease is amended as follows:

5.1          The penultimate sentence of Section 5 is deleted and replaced with the following: “Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Premises by Tenant to Landlord within which to inspect the Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, and prepare a final accounting with respect to the Security Deposit.”

5.2          The following is hereby added to the end of Section 5:

Tenant may deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit in lieu of cash for the New Security Deposit (the “Letter of Credit”) in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion, substantially in the form attached as Exhibit A.  The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord.  The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord thirty (30) days prior written notice of such expiration or cancellation.  The Letter of Credit shall remain in effect until four (4) months after the Lease Expiration Date.  Any amount drawn under the Letter of Credit shall be held or used by Landlord in accordance with this Article 5 of the Lease.  If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit.  No fees applicable to the Letter of Credit shall be charged to Landlord.  In the event Tenant delivers a Letter of Credit to Landlord in the full amount of the New Security Deposit, Landlord shall return any unapplied amount of the Original Security Deposit to Tenant within 10 business days thereafter.

6.             Base Rent for Original Premises.  The following paragraph is hereby added to the Lease as Paragraph 3(g).

6.1          Base Rent for the Original Premises shall increase to $73,312 ($7.31 per rentable square foot per month) as of October 1, 2004 and to $76,220.40 ($7.60 per rentable square foot per month) as of March 1, 2005.

7.             Expansion Premises.  The following paragraphs are hereby added to the Lease as Paragraphs 46.1 through 46.4.

7.1          Suite 101.

(a)           Landlord shall deliver to Tenant Suite 101 on October 1, 2000; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of Suite 101 to Tenant on the date set forth in this Section 7.1, this Lease shall not be void or voidable as to Suite 101 or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Tenant occupies any part of Suite 101 prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for Suite 101 or the portion thereof so occupied.

(b)           The lease by Landlord to Tenant of Suite 101 shall be on the following terms:  (i) the Commencement Date shall be forty-five (45) days after Suite 101 is delivered to Tenant and (ii) Base Rent shall be $48,943.75 per month and shall be increased pursuant to Section 12 below.

7.2          Suite 106.

(a)           Landlord shall deliver to Tenant Suite 106 thirty (30) days after the date of this Amendment; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of Suite 106 to Tenant on the date set forth in this Section 7.2, this Lease shall not be void or voidable as to Suite 106 or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Tenant occupies any part of Suite 101 prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for Suite 106 or the portion thereof so occupied.

(b)           The lease by Landlord to Tenant of Suite 106 shall be on the following terms: (i) the Commencement Date shall be forty-five (45) days after Suite 106 is delivered to Tenant and (ii) Base Rent shall be $28,418.75 per month and shall be increased pursuant to Section 12 below.

7.3          Suite 107.

(a)           Landlord shall deliver to Tenant Suite 107 on February 1, 2001; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of Suite 107 to Tenant on the date set forth in this Section 7.3, this Lease shall not be void or voidable as to Suite 107 or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Landlord is unable to deliver possession of Suite 107 by June 1, 2001, Tenant shall have the right to terminate its obligation to lease Suite 107 by written notice to Landlord given no later than June 10, 2001.  In the event Tenant occupies any part of Suite 107 prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for Suite 107 or the portion thereof so occupied.

(b)           The lease by Landlord to Tenant of Suite 107 shall be on the following terms:  (i) the Commencement Date shall be forty-five (45) days after Suite 107 is delivered to Tenant and (ii) Base Rent shall be $35,037.50 per month and shall be increased pursuant to Section 12 below.

7.4          Suite 212.

(a)           Landlord shall deliver to Tenant Suite 212 on February 1, 2001; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of Suite 212 to Tenant on the date set forth in this Section 7.4, this Lease shall not be void or voidable as to Suite 212 or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Tenant occupies any part of Suite 212 prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for Suite 212 or the portion thereof so occupied.

(b)           The lease by Landlord to Tenant of Suite 212 shall be on the following terms:  (i) the Commencement Date shall be forty-five (45) days after Suite 212 is delivered to Tenant and (ii) Base Rent shall be $53,675 per month and shall be increased pursuant to Section 12 below.

8.             First Option Space.  The following paragraphs are hereby added to the Lease as Paragraphs 47.1 and 47.2.

8.1          So long as Tenant (or a permitted or approved assignee or sublessee) is the Tenant hereunder as of its exercise of the expansion option granted herein, and subject to the conditions set forth below, Tenant shall have one option to lease from Landlord (the “First Expansion Option”) the First Option Space, subject to the following conditions:

(a)           The First Expansion Option shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant no later than March 15, 2001;

(b)           Notwithstanding anything to the contrary contained herein, if Tenant is in default under any of the material terms, covenants or conditions of this Lease at the time Tenant exercises the First Expansion Option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such First Expansion Option upon notice to Tenant.

8.2          In the event the First Expansion Option is exercised in a timely fashion, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall be upon all of the terms and conditions of the Lease, including, without limitation, a term expiring on the Term Expiration Date, first month’s prepaid rent, forty-five (45) day early delivery date prior to rent and lease commencement, and options to extend; provided, however, that (i) the Base Rent for the First Option Space shall be $53,820 ($6.50 per rentable square foot per month) subject to the rental increases set forth in Section 12 below, and (ii) the lease term shall commence forty-five (45) days after the delivery date, which delivery date shall be July 17, 2001; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of the First Option Space to Tenant on the date set forth in this Section 8.2, this Lease shall not be void or voidable as to the First Option Space or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Tenant occupies any part of First Option Space prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for the First Option Space or the portion thereof so occupied.

9.             Second Option Space.  The following paragraphs are hereby added to the Lease as Paragraphs 48.1 and 48.2.

9.1          So long as Tenant (or a permitted or approved assignee or sublessee) is the Tenant hereunder as of its exercise of the option granted herein, and subject to the conditions set forth below, Tenant shall have one option to lease from Landlord (the “Second Expansion Option”) the Second Option Space, subject to the following conditions:

(a)           Tenant shall have exercised the Second Expansion Option by written notice of exercise given to Landlord by Tenant no later than October 31, 2001.

(b)           Notwithstanding anything to the contrary contained herein, if Tenant is in default under any of the material terms, covenants or conditions of this Lease at the time Tenant exercises the Second Expansion Option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such Second Expansion Option upon notice to Tenant.

9.2          In the event the Second Expansion Option is exercised in a timely fashion, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall be upon all of the terms and conditions of the Lease including, without limitation, a term expiring on the Term Expiration Date, first month’s prepaid rent, forty-five (45) day early delivery date prior to rent and lease commencement, and options to extend; provided, however, that (i) the Base Rent for the Second Option Space shall be $41,789.25 ($6.75 per rentable square foot per month), subject to the rental increases set forth in Section 12 below, and (ii) the lease term shall commence forty-five (45) days after the delivery date, which delivery date shall be March 1, 2002; provided, however, that if Landlord, for any reason whatsoever beyond Landlord’s reasonable control, cannot deliver possession of the Second Option Space to Tenant on the date set forth in this Section 9.2, this Lease shall not be void or voidable as to the Second Option Space or any of the Premises, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, rental shall be waived for the period between the commencement of the applicable term and the time when Landlord can deliver possession.  In the event Tenant occupies any part of Second Option Space prior to the applicable Commencement Date, Tenant shall commence paying Base Rent as of such date for the Second Option Space or the portion thereof so occupied.

10.          Must-Take Space.  The following paragraph shall be added to the Lease as Paragraph 49.

10.1        Landlord shall have the right to deliver to Tenant the Must-Take Space within twelve (12) months of delivery of possession to Tenant of Suite 212, provided Landlord gives Tenant 45 days prior written notice, and, if so delivered, Tenant shall be obligated to lease the Must-Take Space from Landlord.  In the event the Must-Take Space is delivered in a timely fashion, Landlord and Tenant shall enter into an amendment to the Lease, which amendment shall be upon all of the terms and conditions of this Lease including, without limitation, a term expiring on the Lease Term Expiration Date, first month’s prepaid rent, forty-five (45) day early delivery date prior to rent and lease commencement, and options to extend; provided, however, that (i) the Base Rent for the Must-Take Space shall be the greater of (a) $6.25 per rentable square foot per month or (b) the Base Rent then payable for Suite 212, subject to the rental increases set forth in Section 12 below, and (ii) the lease term shall commence forty-five (45) days after the delivery date.

11.          Condition of Premises.  The following paragraph is hereby added to the Lease as Paragraph 50.

11.1        Tenant hereby acknowledges that Tenant has inspected each of the Additional Suites, the First Option Space, the Second Option Space and the Must-Take Space and that Landlord shall deliver each such suite or space and all Building or operating systems to Tenant (and Tenant hereby accepts them) in their then “AS IS” condition, with all faults, subject to Landlord’s maintenance and repair obligations under Section 18 (a) of the Lease.  Landlord makes no representations or warranties to Tenant regarding the condition of the Additional Suites, the First Option Space, the Second Option Space or the Must-Take Space.

12.          Rent Increases.  The following paragraph is hereby added to the Lease as Paragraph 51.

12.1        Base Rent for each Additional Suite, the First Option Space (if the First Expansion Option is exercised by Tenant), and the Must-Take Space (if commencing prior to March 1, 2002) shall be increased by four percent (4%) on March 1, 2002 and each March 1st thereafter until the expiration or earlier termination of the Lease.  Base Rent for the Second Option Space (if the Second Expansion Option is exercised by Tenant) and the Must-Take Space

(if commencing on or after March 1, 2002) shall be increased by four percent (4%) on March 1, 2003 and each March 1st thereafter until the expiration or earlier termination of the Lease.

13.          Option to Extend Term:  The following paragraphs are hereby added to the Lease as Paragraphs 52.1 through 52.4.

13.1        So long as Tenant (or a permitted assignee or sublessee) is the Tenant hereunder, Tenant shall have one option to extend the term of this Lease with respect to the entirety of the Premises then subject to the Lease for a period of three (3) years from the Lease Term Expiration Date (the “Extension Period”), subject to the following conditions:

(a)           The option to extend shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the Term Expiration Date;

(b)           Anything herein to the contrary notwithstanding, if Tenant is in default under any of the material terms, covenants or conditions of the Lease, either at the time Tenant exercises either extension option or on the commencement date of the Extension Period then Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option to extend upon notice to Tenant.

13.2        In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Rent for the Extension Period shall be the “Fair Market Rent” for the Premises, determined as set forth below, with annual increases as determined as part of the process set forth below.

13.3        Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the Base Rent for the first year of the applicable extension period, and Landlord’s estimate of annual increases, if any.  For purposes hereof, “Fair Market Rent” shall mean collectively, (1) Base Rent for the first year of the Extension Period and (2) the annual increases determined at the time Base Rent for the first year is determined.  Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s estimate of Fair Market Rent or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof.  Failure on the part of Tenant to require arbitration of Fair Market Rent within such thirty (30) day period shall constitute acceptance of the Fair Market Rent for the Extension Period as calculated by Landlord.  If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant’s election, subject to extension for an additional thirty (30) day period if a third arbitrator is required and does not act in a timely manner.  To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Rent has been determined, Tenant shall pay Base Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

13.4        In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the County of Santa Clara in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)           Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Section 13.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b)           In the event that two arbitrators are chosen pursuant to Section 13.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent.  If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such fifteen (15) day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 13.4(a). In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c)           Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure.  The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party.  The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d)           In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator.  The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator.  Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties.  Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)           The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine.  The arbitrators shall render their decision and award in writing with counterpart copies to each party.  The arbitrators shall have no power to modify the provisions of this Lease.

14.          Tenant Improvements. The following paragraph is hereby added to the Lease as Paragraph 53.

14.1        Tenant shall, pursuant to the work letter attached to this Lease as Exhibit B and made a part hereof (the “Work Letter”), perform the work and make the installations in the Premises substantially as set forth in the Work Letter (such work and installations to be performed or made by Tenant hereinafter referred to as the “Improvement Work”). Tenant agrees that in performing the Improvement Work, Tenant shall utilize the improvements and specifications described on Exhibit C attached hereto (the “Standard Tenant Improvements”).

15.          Parking. “Parking” as set forth in the Basic Lease Information shall be deleted and replaced with the following: “Non-exclusive unassigned parking at a ratio of 3.2 spaces per 1,000 rentable square feet comprising the Premises at any given time. Other than maintenance and repair costs included in Operating Expenses, Tenant shall not be charged for use of the parking spaces.”

16.          Rental. The following is hereby added to the end of the third sentence of Section 3(d): “provided, however, that once but only once in any twelve (12) month period during the Term, Tenant shall be entitled to written notice of non-receipt of Base Rent from Landlord, and Tenant shall not be liable for any late charge hereunder if such installment of Base Rent is received by Landlord within five (5) days after Tenant’s receipt of such notice from Landlord.”

17.          Alterations. The following is hereby added to the end of Section 14(b) of the Lease: “Notwithstanding the foregoing, in the event Tenant requests Landlord’s consent to an alteration or modification to the Premises and includes in such written request a provision in ALL CAPITALS BOLD FACE TYPE for permission to leave such alteration or modification at the expiration of the Term, Landlord’s consent (if given) shall indicate whether the Tenant may leave the proposed alteration or modification in the Premises at the expiration of the Term. Such determination shall be made in Landlord’s sole discretion. Failure of Landlord to provide such an indication shall be deemed an election of the Landlord to require removal. In the event the Landlord indicates that the alteration or modification may remain in the Premises at the expiration of the Term, Tenant shall not be required to remove such alteration or modification, notwithstanding anything in Section 7 of the Lease to the contrary.”

18.          Signage. Section 14(d) of the Lease is hereby deleted and replaced with the following: “So long as Tenant is in occupancy of at least the Original Premises and subject to space availability, Tenant at its sole cost and expense, shall have the right to install a business identification sign on the concrete monument sign for the Building in approximate proportion to Tenant’s share of the Building. Any such sign shall be subject to Landlord’s prior written consent as to design, location and materials.”

19.          Notices. The Lease is amended to provide that all notices to Tenant shall be sent to:

4440 Rosewood Drive

Pleasanton, California 94588

Attention: General Counsel

with a copy to:

4440 Rosewood Drive

Pleasanton, California 94588

Attention: Director of Real Estate

20.          Events of Default. The following is added to the end of Section 23(a)(i): “provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Term, and with respect to that one late payment, Tenant shall not be in default under this Section 23 unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant. Each such notice shall be concurrent with, and not in addition to, any notice required by applicable laws.”

21.          Assignment and Subletting. Section 24 is hereby amended as follows:

21.1        Section 24(a)(iii) is deleted in its entirety and replaced with the following: “in Landlord’s reasonable judgment, the financial worth of the proposed assignee does not meet the reasonable credit standards applied by Landlord;”

21.2        Section 24(viii) is deleted in its entirety and replaced with the following: “the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building and Landlord does not have space in the Building available for Lease;”

21.3        Section 24(a)(xi) is hereby deleted in its entirety.

22.          Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

23.          Miscellaneous.

23.1        Voluntary Agreement. The parties have read this Amendment and on the advice of counsel they have freely and voluntarily entered into this Amendment.

23.2        Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of suit.

23.3        Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

23.4        Counterparts. This Amendment may be signed in two (2) or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership

By:	Menlo Equities Associates IV LLC,
a California limited liability company
Its General Partner

By:	Menlo Equities LLC,
a California limited liability company
Its Manager

	By:	Diamant Investments LLC,
a Delaware limited liability company
Its Member

		By:	/s/ Richard J. Holmstrom
Richard J. Holmstrom, Manager

TENANT:

COMMERCE ONE, INC.,
a Delaware corporation

By:	/s/ Robert M. Torkoff
Print Name:	Robert M. Torkoff
Its:	Senior Vice President Corporate Development and General Counsel

By:	/s/ Charles D. Boynton
Print Name:	Charles D. Boynton
Its:	Director of Financial Planning and Analysis

EXHIBIT A

FORM OF LETTER OF CREDIT

Date:                                         , 2000

Irrevocable Standby Letter of Credit Number:

Beneficiary:	Applicant:

Amount:

USD $
( )

Expiration:

We hereby establish our Irrevocable Standby Letter of Credit No.                           in your favor for the account of                                      ,                                       , on behalf of                                                                                , available for drawings for up to an aggregate amount of U.S. $                       (                    ).  This Letter of Credit is available by payment upon your draft drawn at sight on us, submitted at the office of                , Attention: Letter of Credit Services, and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.

This Letter of Credit shall expire on                                             , but such expiration date shall be automatically extended for a period of one (1) year on                                       and on each successive expiration date, unless at least sixty (60) days before the current expiration date we notify you by overnight courier that this Letter of Credit is not extended beyond the current expiration date.  In the event you are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by                                  within the current expiration date.

We give our undertaking to the Beneficiary that sums drawn under and in compliance with the terms of this Letter of Credit will be duly honored by our bank on presentation of drawings in accordance with the terms of this credit.

This Letter of Credit is transferable by the Beneficiary.  Transfer of this Letter of Credit is subject to our consent and receipt of Beneficiary’s instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and engages us to the terms herein.

Yours very truly,

Authorized Signature
Letter of Credit Services
(_____)_____________

EXHIBIT A

Attention: Letter of Credit Services

Re: Irrevocable Letter of Credit No.

Dear Sirs:

The undersigned acknowledges receipt of your advice No.                                   of a credit issued in our favor, the terms of which are satisfactory.  We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

_______________________________________
[Name of Transferee]

_______________________________________
[Address]

You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

Yours very truly,

By:
(The above signature with title as stated with
that on file with us and is authorized for
execution of this instrument.)

__________________________________________________
(Bank)

EXHIBIT B

WORK LETTER

THIS WORK LETTER, dated October 20, 2000, is entered into by and between MARRIOTT PLAZA ASSOCIATES L.P., a California limited partnership (“Landlord”) and COMMERCE ONE, INC., a Delaware corporation (“Tenant”).  On or about the date hereof, Landlord and Tenant entered into that certain Amendment No. 1 to Lease, which amended that certain Office Lease dated August 30, 1999 (as amended, the “Lease”) for the Premises, as defined in the Lease.  This Work Letter sets forth the agreement of Landlord and Tenant with respect to the improvements to be constructed in the Premises.  In the event of any inconsistency between the terms of this Work Letter and the terms of the Lease, the terms of the Lease shall control.  All defined terms used herein shall have the meanings set forth in the Lease, unless otherwise defined in this Work Letter.

1.             Improvement Work.  Tenant shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Tenant’s use and occupancy of the entirety of the Premises (the “Improvement Work”).  Tenant shall also be responsible for the cost of any alterations to the Building required as a result of the Improvement Work.  The Improvement Work shall be in conformity with drawings and specifications submitted to and approved by Landlord and shall be performed in accordance with the following provisions:

(a)                                                  Tenant shall prepare and submit to Landlord for its approval two sets of fully dimensioned scale drawings (suitable for submission with a building permit application) for the Improvement Work (including plans, elevations, critical sections and details) and a specification of Tenant’s utility requirements.  Tenant shall cause all drawings and specifications for the Improvement Work to be prepared by licensed architects and where appropriate, mechanical, electrical and structural engineers.

(b)                                                  Within 5 days after receipt of Tenant’s drawings Landlord shall return one set of prints thereof with Landlord’s approval and/or suggested modifications noted thereon.  If Landlord has approved Tenant’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Tenant unless Tenant shall prepare and resubmit revised drawings for further consideration by Landlord.  If Landlord has suggested modifications without approving Tenant’s drawings Tenant shall prepare and resubmit revised drawings within seven days for consideration by Landlord.  All revised drawings shall be submitted, with changes highlighted, to Landlord within seven days following Landlord’s return to Tenant of the drawings originally submitted, and Landlord shall approve or disapprove such revised drawings within seven days following receipt of the same.

(c)                                                  Tenant shall obtain all building and other permits necessary in connection with the Improvement Work prior to the commencement of such work.  The Improvement Work shall (i) be constructed in compliance with all of the terms and conditions of the Lease and with all applicable laws and regulations, (ii) not involve changes to structural components of the Building nor involve any floor, roof, or wall penetrations unless approved by Landlord, and (iii) not require any material modifications of the Building’s mechanical or electrical systems unless approved by Landlord.

(d)                                                  Prior to commencing construction, Tenant shall deliver to Landlord the following:

1.                                       The address of Tenant’s general contractor, and the names of the primary subcontractors Tenant’s contractor intends to engage for the construction of the Premises.

2.                                       The actual commencement date of construction and the estimated date of completion of the work, including fixturization.

3.                                       Evidence of insurance as called for hereinbelow.

4.                                       An executed copy of the applicable building permit for such work.

(e)                                                  After final approval of Tenant’s drawings by Landlord, Tenant shall proceed promptly to commence performance of the Improvement Work.  Tenant’s contractors and subcontractors shall be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord’s option, be subject to administrative supervision by Landlord in their use of the Building.  Tenant shall furnish to Landlord a copy of the executed contract between Tenant and Tenant’s general contractor covering all of Tenant’s obligations under this Work Letter.  Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable.  Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant or its contractors during performance of the Improvement Work.  Tenant’s contractors shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.  Tenant’s general contractor (“Contractor”) shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Landlord, and Tenant’s general contractor and subcontractors shall carry worker’s compensation insurance for their employees as required by law.  The builder’s risk policy of insurance shall name Landlord as an additional insured and shall not be cancelable without at least 30 days’ prior written notice to Landlord.

(f)                                                    Any changes in the Improvement Work from the final drawings approved by Landlord shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld.  Any material deviation in construction from the design specifications and criteria set forth herein or from Tenant’s plans and specifications as approved by Landlord shall constitute a default for which Landlord may, within ten (10) days after giving written notice to Tenant, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured within such ten (10) day period, or, if the cure reasonably requires more than ten (10) days, unless such default is cured as soon as reasonably practicable but in no event later than thirty (30) days after Landlord’s notice to Tenant.  Only new materials shall be used in the construction of the Improvement Work, except with the written consent of Landlord.

(g)                                                 During the construction of the Improvement Work, Tenant shall provide and pay for temporary connections for all utilities brought to the Building.  Trash removal will be done continually at Tenant’s sole cost and expense.  No trash, or other debris, or other waste may be deposited at any time outside the Building.  If so, Landlord may remove it at Tenant’s expense, which expense shall equal the cost of removal plus twenty-five percent (25%) of such costs as a management fee.

(h)                                                 Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within the Building, and in no event shall any materials or debris be stored outside of the Building.

(i)                                                    Tenant acknowledges that it has engaged its architects and shall be solely responsible for the actions and omissions of its architects and for any loss, liability, claim, cost, damage or expense suffered by Landlord or any other entity or person as a result of the acts or omissions of its architects or for delays caused by its architects.  Landlord’s approval of any of Tenant’s architects or engineers and of any documents prepared by any of them shall not be for the benefit of Tenant or any third party, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects or engineers.  Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects and engineers.

(j)                                                    Landlord shall have the right to post in a conspicuous location on the Building or the Premises, as well as record with the County of Santa Clara, a Notice of Nonresponsibility.

(k)                                                Without limiting the generality of the foregoing, any work to be performed outside of the Building shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.

(l)                                                    Tenant shall, upon completion of its work, submit to Landlord two (2) complete sets of plans (one (1) reproducible) and specifications covering all of the Improvement Work, including architectural, electrical, and plumbing, as built.

2.                                      Payment of Costs of the Improvement Work.

(a)                                                  Unless specified otherwise herein, Tenant shall bear and pay the cost of the Improvement Work (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Landlord in connection with the Tenant Improvements, the Contractor’s fees, and any Property Maintenance Costs from the date of this Work Letter until the Lease Commencement Date), provided that so long as Tenant in not in default under the Lease, Landlord shall contribute a maximum of $5.00 per square foot (the “Improvement Allowance”).  Landlord shall pay the Improvement Allowance to Tenant in accordance with Paragraph 3 below (which amount shall not exceed $5.00 per square foot for the applicable space under construction).

(b)                                                  The Improvement Allowance shall be utilized only for carpeting and painting the Premises, and not for other improvements to the Premises or Building, signage, furniture costs, any third party consulting or contracting fees (except for Tenant’s architect’s fees), any telecom/cabling costs, or any other purpose.  Tenant shall bear and pay the cost of the Improvement Work (including but not limited to all of the foregoing fees and costs) in excess of the Improvement Allowance, if any.

3.             Evidence of Completion of Improvement Work.  Upon the completion of the Improvement Work, Tenant shall submit to Landlord:

(a)                                                  A detailed breakdown of Tenant’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Landlord.

(b)                                                  All evidence reasonably available from governmental authorities showing compliance with any and all other laws, orders and regulations of any and all governmental authorities having jurisdiction over the Building, including, without limitation, authorization for physical occupancy of the Building.

(c)                                                  The as-built plans and specifications of all Improvement Work.

(d)                                                  A Contractor’s certification as follows:

“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”

(e)                                                  Fully executed unconditional lien releases in the form prescribed by law from the Contractor and all subcontractors and suppliers furnishing labor or materials.

(f)            All documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment if made.

Within thirty (30) days of receipt from Tenant of the items set forth in this Paragraph 3, Landlord shall pay to Tenant the Improvement Allowance in an amount equal to the actual costs incurred by Tenant to paint and re-carpet the Premises, which amount shall not exceed the Improvement Allowance maximum.

4.             Assignment of Rights Against Architect and Contractor. Tenant hereby assigns to Landlord on a non-exclusive basis any and all rights Tenant may have against Tenant’s architects and contractors relating to the Improvement Work, without in any way obligating Landlord to pursue or prosecute such rights. Landlord shall have no obligation to advance the Improvement Allowance to the extent it exceeds the total cost of the Improvement Work. In no event shall Landlord have any responsibility for the cost of the Improvement Work in excess of the Improvement Allowance. Landlord shall have no obligation to make any payments to Contractor’s material suppliers to subcontractors or to determine whether amounts due them from Contractor in connection with the Improvement Work have, in fact, been paid.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the respective dates indicated below.

LANDLORD:

MARRIOTT PLAZA ASSOCIATES L.P.,
a California limited partnership

By:	Menlo Equities Associates IV LLC,
a California limited liability company
Its General Partner

	By:	Menlo Equities LLC,
a California limited liability company
Its Manager

		By:	Diamant Investments LLC,
a Delaware limited liability company
Its Member

			By:	/s/ Richard J. Holmstrom
Richard J. Holmstrom, Manager

TENANT:

COMMERCE ONE, INC.,
a Delaware corporation

By:		/s/ Charles D. Boynton
Print Name:		Charles D. Boynton
Its:			Director of Financial Planning & Analysis

By:	/s/ Brian Griggs
Print Name:			Brian Griggs
Its:	Authorized Representative

EXHIBIT C

Standard Tenant Improvements

[to be attached]

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